August 12, 2015 – 9:00am

Air Industries Group announces agreement in principle to acquire Compac Development Corporation of Bay Shore NY

Hauppauge, NY-- (Marketwired – August 12, 2015) -- Air Industries Group (NYSE MKT: AIRI)

Air Industries Group (Air Industries or the Company) announced today that it reached an agreement in principle to acquire Compac Development Corporation (Compac). The transaction is scheduled to close shortly.

Compac, (www.compac-rf.com) located in Bay Shore, New York, specializes in the manufacture of RFI/EMI (Radio Frequency Interference – Electro-Magnetic Interference) shielded enclosures for electronic components. Compac will continue in its current location on Long Island which is within one mile of Air Industries’ Complex Machining business segment and within twenty minutes of its Aerostructures and Electronics business segment.

Compac offers an extremely versatile line of off-the-shelf shielded enclosures from which it produces customized standard product lines, as well as fully customized enclosures designed to meet a customer’s specifications. Compac also offers a broad selection of RF accessories, including gaskets, coaxial attenuators, coaxial terminations, filter feed-thrus, connectors and mounting bars.

One of the goals of Air Industries’ acquisition strategy is to have each transaction add manufacturing expertise and broaden our product lines. Within our Aerostructures and Electronics segment Compac will complement the products of Decimal Industries – acquired in July 2013 - and Woodbine Products – acquired in April 2014. The addition of Compac expands their product lines into shielded enclosures. Miller Stuart – acquired in December 2013 - produces wiring harnesses and other electronics cabling. In collaboration with Miller Stuart, Compac can expand its capabilities and offerings to its customers to include shielded enclosures complete with cabling.

Mr. Daniel R. Godin, CEO of Air Industries Group, commented: “This is more than a financially accretive acquisition; we are excited about what Compac’s capabilities bring to our Aerostructures and Electronics segment. Together, we are going to be able to give existing and new customers more of the bundled solutions they want”.

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries operates in three segments: Complex Machining of aircraft landing gear and flight controls, Aerostructures & Electronics, and Turbine Engine Components.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and EBITDA, its belief that the slowdown caused by the Sequester is continuing, the ability to realize firm backlog and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group
631.881.4913
ir@airindustriesgroup.com